Exhibit 99.1
Caliber Selects StoneX for Added Trading and Custody for LINK Treasury

SCOTTSDALE, AZ, Dec. 16, 2025 (GLOBE NEWSWIRE) – Caliber (NASDAQ: CWD), a diversified real estate and digital asset management platform, today announced it has selected StoneX as an additional institutional platform for trading and custody in support of Caliber’s Digital Asset Treasury (DAT) Strategy. StoneX, through its Prime offering, is providing Caliber with access to deep liquidity and institutional-grade custody, using the same infrastructure trusted by some of the world’s largest financial institutions.

“We are excited to be adding StoneX as a partner to support our digital asset treasury infrastructure,” said Chris Loeffler, Chief Executive Officer of Caliber, “Our goal is to present differentiated exposure to LINK through Caliber’s stock and StoneX brings Caliber an edge in LINK accumulation and trading, powered by its institutional services group.”

Brian Mulcahy, CEO of StoneX Digital, commented: “We’re proud to support Caliber with their DAT strategy. StoneX Digital is dedicated to servicing our customers’ requirements, and much like the entirety of our business, this is a natural extension of the global financial services capabilities of StoneX Group.”

Caliber is the first Nasdaq-listed company to publicly adopt a treasury reserve policy centered on Chainlink’s Token, LINK. The Company’s strategy calls for disciplined accumulation of LINK over time, long-term holding and yield generation. By doing so, Caliber provides its shareholders with transparent, mark-to-market exposure to LINK while reinforcing its position at the intersection of real asset investing and blockchain infrastructure.

About Caliber (CaliberCos Inc.)

Caliber (Nasdaq: CWD) is an alternative investment manager with over $2.7 billion in Managed Assets and a 16-year track record in private equity real estate investing across hospitality, multi-family, and industrial real estate. In 2025, Caliber became the first U.S. public real estate platform to launch a Digital Asset Treasury strategy anchored in Chainlink (LINK). This initiative bridges real and digital asset investing through an equity-funded, disciplined approach that includes staking for yield. Investors can participate via Caliber’s publicly traded equity (Nasdaq: CWD) and private real estate funds. Learn more at caliberco.com.

About StoneX Digital

StoneX Digital was launched in June of 2022 with a mission to provide institutional clients with sophisticated digital asset trading tools and market access. As financial institutions turn to regulated, established entities for their digital asset needs, the StoneX Group’s robust product portfolio and geographical scale deliver the security and reliability that the market demands.

About StoneX Group Inc.

StoneX Group Inc., through its subsidiaries, operates a global financial services network that connects companies, organizations, traders and investors to the global market ecosystem through a unique blend of digital platforms, end-to-end clearing and execution services, high touch service and deep expertise. The Company strives to be the one trusted partner for its clients, providing its network, product and services to allow them to pursue trading opportunities, manage their market risks, make investments and improve their business performance. A Fortune 50 company headquartered in New York City and listed on the Nasdaq Global Select Market (Nasdaq: SNEX), StoneX Group Inc. and its more than 4,700 employees serve more than 54,000 commercial, institutional, and global payments clients, and more than 260,000 self-directed/retail accounts, from more than 80 offices spread across six continents. Further information on the Company is available at www.stonex.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:
Caliber Investor Relations
Ilya Grozovsky
+1 480-214-1915
Ilya@CaliberCo.com

StoneX
Brian Mulcahy
Brian.Mulcahy@StoneX.com